UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: May 28, 2008
(Date of earliest event reported)
Commission file number 000-04065

Lancaster Colony Corporation
(Exact name of registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation or organization)	13-1955943 (I.R.S. Employer Identification No.)

37 West Broad Street Columbus, Ohio (Address of principal executive offices)	43215 (Zip Code)
614-224-7141
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
     On May 23, 2008, Robert S. Hamilton notified the Lancaster Colony Corporation (the “Company”) Board of Directors (the “Board”) of his intention to resign as a Director of the Company and from the Board’s Audit Committee and Compensation Committee effective May 28, 2008. Mr. Hamilton noted that his resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Hamilton was a member of the class of the Company’s Directors whose term expires at the Annual Meeting of Shareholders in 2009 (the “2009 Class”). To fill the vacancy created by Mr. Hamilton’s resignation, the Board reassigned John L. Boylan, who had been serving as a member of the class of Directors whose term expires at the 2010 Annual Meeting of Shareholders (the “2010 Class”) to the 2009 Class.
     On May 28, 2008, the Board appointed Alan F. Harris as a new Director of the Company. Mr. Harris will serve in the 2010 Class to fill the vacancy created by Mr. Boylan’s reassignment.
     A copy of a press release issued by the Company announcing these events is attached as Exhibit 99.1.

Item 8.01	Other Matters
     Also on May 28, 2008, the Board approved a quarterly dividend of 28 cents per share to be paid on June 30, 2008 to shareholders of record on June 10, 2008.
     A copy of a press release issued by the Company announcing this event is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits
     (c) Exhibits:

99.1	Press Release dated May 28, 2008, filed herewith.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lancaster Colony Corporation

(Registrant)

Date: May 28, 2008	By:	/s/John L. Boylan

John L. Boylan
Treasurer, Vice President,
Assistant Secretary,
Chief Financial Officer
and Director
(Principal Financial
and Accounting Officer)

INDEX TO EXHIBITS

Exhibit
Number	Description	Located at

99.1	Press Release dated May 28, 2008	Filed herewith